UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016 (November 2, 2016)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pentlands Science Park Bush Loan, Penicuik, Midlothian EH26 OPZ, United Kingdom		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-44-0131-445-6159

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On November 2, 2016, Quotient Limited (the “Company”) and its Chief Financial Officer, Stephen Unger, mutually agreed that Mr. Unger would leave the Company to pursue other career opportunities. Mr. Unger’s last day was November 2, 2016. The Company is negotiating a final separation agreement with Mr. Unger, the final terms of which will be filed by amendment to this Form 8-K.

On November 2, 2016, Roland Boyd, the Company’s current Group Financial Controller & Treasurer, was appointed to serve as the interim Chief Financial Officer and will assume the responsibilities of Principal Financial Officer while the Company conducts a search to fill the Chief Financial Officer position on a permanent basis.

Mr. Boyd’s biographical information is incorporated herein by reference as set forth in the Company’s annual report on Form 10-K filed on May 31, 2016.

Relationships or related transactions between Mr. Boyd and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K are incorporated herein by reference as set forth in the Company’s proxy statement filed on July 26, 2016. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Boyd and any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

By:	/s/ Paul Cowan
Name:	Paul Cowan
Title:	Chief Executive Officer

Date: November 8, 2016